Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Dan Album	Todd Fromer / Erika Levy
Sterling Communications	KCSA Worldwide (for Path 1)
Office: 760-730-1469	(212) 896-1215 / (212) 896-1208
Mobile: 408-569-2816	tfromer@kcsa.com
dalbum@sterlingpr.com	elevy@kcsa.com

Path 1 Signs Agreement for $2,575,000 Private Financing

SAN DIEGO, April 26, 2005 – Path 1 Network Technologies Inc. (AMEX: PNO - News), a leading provider of video routing products that enable the transmission of broadcast-quality video over IP networks, today announced that it has signed a definitive agreement for a $2,575,000 private placement of securities. The investment is being led by Castle Creek Technology Partners LLC; five existing Path 1 shareholders, all accredited investors, will also participate in the round. The private investment is subject to Path 1 shareholder approval and, if approved, is expected to close in the second quarter ending June 30, 2005. Investors will receive 792,306 shares of a new Series B 7% convertible preferred stock, together with 396,155 common stock warrants exercisable at $3.25 per share.

“This follow-on private investment underscores the progress we have made in strengthening our operations, building key industry partnerships and establishing a leading brand in the rapidly growing market for high-end video-over-IP solutions,” said John Zavoli, chief executive officer, Path 1 Network Technologies. “The proceeds of this financing will provide us with the capital necessary to execute an aggressive sales and marketing strategy while maintaining our technological leadership through R&D and new product introductions. We view the participation of a new institutional investor and existing shareholders in this latest round as a strong vote of confidence for Path 1 and the markets we serve.”

Silverwood Partners LLC is serving as Path 1’s financial advisor for this transaction. Silverwood also served as Path 1’s advisor for a $2,808,750 private placement which closed in January and February 2005.

About Path 1 Network Technologies Inc.

Path 1 Network Technologies Inc. produces a full line of video transport products that enable the conversion and distribution of real-time, broadcast-quality video over Internet Protocol (IP) networks. From the delivery of live MPEG-2 and MPEG-4 standard definition and high definition broadcasts to Video on Demand (VOD), Path 1’s video infrastructure platforms allow broadcasters, cable, telco, satellite and mobile operators to transmit high-quality point-to-point, multipoint and multiplexed video over public or private IP networks. To find out more about Path 1 Network Technologies Inc. (Amex: PNO), visit our website at www.path1.com or call 877/ONE-PATH (663-7284).

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected”, “anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that we will require future financing, that our products may not achieve customer or market acceptance or that they will not perform as expected, that customer trials may not lead to future sales, that our sales may fluctuate between reporting periods and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Path 1 undertakes no obligation to update such statements.

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